UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 9, 2009

STERLING OIL & GAS COMPANY
(Exact name of registrant as specified in its charter)

NEVADA	000-52959
(State or other jurisdiction of incorporation)	(Commission File No.)

121 W. Merino St.
PO Box 500
Upton, WY 92730
(Address of principal executive offices and Zip Code)

(307) 468-9368
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.	Other Events.

Upton, Wyoming, April 9, 2009 – Sterling Oil and Gas Company (“the Company”), OTCBB: SGOG, announced today that they have completed the sale of their 50% interest in a joint venture with Cedar Resources to J.M. Huber Corporation for a cash payment of $183,000 (USD), which has been received by the Company. The sale was made in the ordinary course of the Company’s business and due to unavailable funding to develop the property. The Company participated in the venture since December 31, 2007. The Company sold this interest below its carrying value and recorded a $75,000 impairment in the 4th quarter of fiscal 2009.

The Company also announced it has moved its corporate office to 121 W. Merino St., PO Box 500, Upton, WY 92730 and changed its phone number to 307-468-9368. The Company shares office space with an affiliate, Big Cat Energy Corporation, and does not pay rent at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of April, 2009.

STERLING OIL & GAS COMPANY

BY:	RICHARD STIFEL
Richard Stifel, Principal Financial Officer, Principal Accounting Officer, Secretary and Treasurer.